SECURITIES AND EXCHANGE COMMISSION
                           	Washington, DC  20549

                                 	FORM 8-K


                      	Pursuant to Section 13 or 15(d)
                  	of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported): May 16, 1997



                         AUDIOVOX CORPORATION
	(Exact name of registrant as specified in its charter)



         DELAWARE           	      1-9532          13-1964841
(State or other jurisdiction	    (Commission     (IRS Employer
 of Incorporation or 	         	 File Number)    Identification
 organization)	               			                 Number)



150 Marcus Boulevard, Hauppauge, New York          11788
(Address of principal executive offices)	          (Zip Code)



Registrant's telephone number, including area code:(516) 231-7750



                             NONE
(Former name, former address and former fiscal year, if changed since last report)

Item 5.	Other Events
		On May 16, 1997, Audiovox Corporation (the "Company") announced that its Board of Directors had authorized the repurchase of up to one million
 (1,000,000) shares of the Company's Class A Common Stock (the "Shares").
 The Shares will be purchased from time to time on the open market, subject to  market conditions.

Item 7.	Exhibits.
1.	Press release dated May 16, 1997.

                                     SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on it behalf by the undersigned hereunto duly authorized.

                                							AUDIOVOX CORPORATION


Dated:  June 3, 1997	               			By:	s/Charles M. Stoehr
                               								Charles M. Stoehr
                                							Senior Vice President and
                                								Chief Financial Officer

FOR IMMEDIATE RELEASE	                               			Michael Stoehr
                                                								Audiovox Corporation
                                                								(516) 231-7750

                                                								Joe Kist
                                                								Edelman Financial
                                                 							(203) 704-8239

                 AUDIOVOX CORPORATION ANNOUNCES SHARE REPURCHASE PROGRAM


Hauppauge, NY, May 16, 1997 -- Audiovox Corporation (AMEX:VOX) today announced that its Board of Directors has authorized the repurchase of up to 1 million shares of Audiovox Class A Common Stock. The shares will be purchased from time to time on the open market, subject to market conditions.

John J. Shalam, Chairman, President and CEO of Audiovox Corporation, commented, "The implementation of our Company's first ever share repurchase reflects the Board's confidence in
our long-term growth prospects.   The directors believe that our
stock represents a good investment relative to our intermediate and long-term growth potential."

Audiovox Corporation, one of the largest distributors of cellular products in the U.S., markets cellular telephones and accessories, automotive aftermarket sound and security equipment, as well as other aftermarket automotive accessories. The Company distributes its cellular telephones under its own brand name, as well as private label product to cellular carriers, direct distributors, its own retail outlets and to other retailers.

Except for historical information contained herein, the statements made in this release constitute forward looking statements that involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward looking statements, including those risks detailed from time to time in the Company's reports on file at the Securities and Exchange Commission, including the Company's Form 10-Q for the fiscal first quarter ended
February 28, 1997.





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